International Growth and Income Fund
June 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$101,196
Class B	$17
Class C	$3,663
Class T*	$-
Class F-1	$7,762
Class F-2	$72,966
Class F-3	$17,802
Total	$203,406
Class 529-A	$2,760
Class 529-B	$1
Class 529-C	$425
Class 529-E	$88
Class 529-T*	$-
Class 529-F-1	$314
Class R-1	$103
Class R-2	$783
Class R-2E	$25
Class R-3	$1,226
Class R-4	$1,853
Class R-5	$759
Class R-5E	$4
Class R-6	$56,345
Total	$64,686
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.6790
Class B	$0.1348
Class C	$0.4376
Class T	$0.3050
Class F-1	$0.6338
Class F-2	$0.7416
Class F-3	$0.4509
Class 529-A	$0.6605
Class 529-B	$0.0871
Class 529-C	$0.4298
Class 529-E	$0.6023
Class 529-T	$0.3022
Class 529-F-1	$0.7243
Class R-1	$0.4528
Class R-2	$0.4625
Class R-2E	$0.5691
Class R-3	$0.5871
Class R-4	$0.6781
Class R-5E	$0.7303
Class R-5	$0.7671
Class R-6	$0.7828
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	146,704
Class B	-
Class C	7,982
Class T*	-
Class F-1	11,305
Class F-2	76,262
Class F-3	57,005
Total	299,258
Class 529-A	4,246
Class 529-B	-
Class 529-C	998
Class 529-E	150
Class 529-T*	-
Class 529-F-1	455
Class R-1	145
Class R-2	1,694
Class R-2E	58
Class R-3	2,078
Class R-4	2,735
Class R-5	1,026
Class R-5E	10
Class R-6	78,631
Total	92,226
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$32.03
Class B	$-
Class C	$31.95
Class T	$32.03
Class F-1	$32.06
Class F-2	$32.05
Class F-3	$32.02
Class 529-A	$31.99
Class 529-B	$-
Class 529-C	$31.83
Class 529-E	$31.99
Class 529-T	$32.03
Class 529-F-1	$32.04
Class R-1	$31.95
Class R-2	$31.87
Class R-2E	$31.92
Class R-3	$31.97
Class R-4	$32.01
Class R-5E	$32.01
Class R-5	$32.20
Class R-6	$32.03
* Amount less than one thousand